UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Delcath Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

566 Queensbury Avenue Queensbury, New York	12804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information in Item 5.07 of this Current Report on Form 8-K under the heading “Appointment of Director/Nasdaq Listing Rule 5605(c)(2)” as it relates to the audit committee (“Audit Committee”) of the board of directors (the “Board”) of Delcath Systems, Inc. (the “Company”) is hereby incorporated by reference in this Item 3.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Omnibus Equity Incentive Plan

At the 2024 annual meeting of stockholders held on May 23, 2024 (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s 2020 Omnibus Equity Incentive Plan (the “2020 EIP”) to increase by 2,000,000 the number of shares of the Company’s common stock, $0.01 par value (the “Common Stock”) available thereunder.

A more detailed summary of the material features of the 2020 EIP, as amended, including the terms of stock option grants thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 12, 2024 (the “2024 Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2020 EIP, as amended, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Director/Nasdaq Listing Rule 5605(c)(2)

Following the voting on Proposal 1 (as listed below in Item 5.07) at the Annual Meeting on May 23, 2024, Roger Stoll’s previously announced retirement from the Board took effect. On March 24, 2024, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the retirement of Roger Stoll from the Board and the Audit Committee. With Dr. Stoll’s retirement the Audit Committee currently is comprised of only two qualified Directors. Pursuant to Nasdaq Listing Rule 5605(c)(2), the Audit Committee must be comprised of at least three qualified Directors. On May 29, 2024, the Company received notice from Nasdaq confirming that the Company was no longer in compliance with such Nasdaq Listing Rule. The Company intends to fill the vacancy on the Audit Committee as expeditiously as possible. The Company is entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A) until the earlier of the Company’s next annual meeting or May 23, 2025. The Company will regain compliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) by the end of the cure period.

Additionally, in connection with Roger Stoll’s retirement from the Company’s Board, on May 23, 2024, the Company appointed Bridget Martell, M.A. M.D., as a Class III Director on the Company’s Board, commencing on May 23, 2024 and continuing until her term on the Board expires at the Company’s 2027 Annual Meeting.

At this time, Dr. Martell has not been named to any committees of the Board. There are no arrangements or understandings between Dr. Martell and any other persons pursuant to which she was elected as a director, and there are no transactions between Dr. Martell and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release related to Dr. Martell’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the 2024 Proxy Statement. Of the 27,433,579 shares of the Common Stock outstanding and convertible preferred stock eligible to vote as of the record date, 18,089,113 shares, or approximately 65.94%, were present or represented by proxy at the Annual Meeting.

The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter.

Proposal 1. Stockholders elected the following nominee to serve as a Class III director on the Board until the Company’s 2027 Annual Meeting or until his successor has been duly elected and qualified. The voting results for such nominee was as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes
Steven Salamon	13,411,468	122,297	4,555,348

Proposal 2. Stockholders approved the amendment to the 2020 EIP to increase by 2,000,000 the number of shares of Common Stock available under thereunder. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
13,022,078	498,186	13,501	4,555,348

Proposal 3. Stockholders ratified the selection by the Audit Committee of the Board of Marcum, LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
17,870,451	199,555	19,107	N/A

Proposal 4. Stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
13,070,270	432,115	31,380	4,555,348

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	2020 Omnibus Equity Incentive Plan, as amended

99.1	Press Release of Delcath Systems, Inc. dated May 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2024	DELCATH SYSTEMS, INC.

	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Executive Officer